UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 20, 2014, the board of directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) approved for 2015 a market adjustment and merit increase totaling $40,014 to the base salary of the Bank’s President - CEO, Cindy L. Konich. As a result, Ms. Konich’s base salary for 2015 will be $680,030.

In addition, on November 20, 2014, the President - CEO, after discussion with the Human Resources Committee of the Board, approved for 2015 merit increases ranging from 3.0% to 5.0% to the base salaries of certain of the Bank’s Executive Officers (as defined in the rules of the Securities and Exchange Commission). The names, titles and 2015 base salaries of those Executive Officers are as follows:

Name	Title	Base Salary for 2015
Robert E. Gruwell	Executive Vice President - Finance	$412,022
K. Lowell Short, Jr.	Senior Vice President - Chief Accounting Officer	$290,992
Gregory L. Teare	Senior Vice President - Chief Banking Officer	$284,830
Ms. Konich, Mr. Gruwell, Mr. Short and Mr. Teare were Named Executive Officers (“NEOs”) for whom disclosure was made pursuant to 17 C.F.R. 229.401(c) in the Bank’s Annual Report on Form 10-K filed on March 14, 2014 ("Form 10-K").

The Bank submitted the foregoing information to the Bank’s primary regulator, the Federal Housing Finance Agency (“Finance Agency”) in accordance with its final rules regarding executive compensation (12 C.F.R. Part 1230). On December 23, 2014, the Finance Agency informed the Bank that it has no objection to the above-described adjustments to the base salaries of the President - CEO and the other NEOs listed above.
Other elements of compensation provided to the Bank’s NEOs are calculated using, among other things, certain percentages of base salary. Please refer to the Current Report on Form 8-K filed by the Bank on November 25, 2014 for information concerning the Bank’s incentive compensation plan for the Bank’s Executive Officers and other employees. Please refer to the Form 10-K for information concerning other elements of compensation awarded to the Bank’s NEOs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel - Bank Operations